EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to Registration Statement No. 333-82872 on Form S-3, Amendment No. 1 to Registration Statement No. 333-121636 on Form S-3, Registration Statement Nos. 333-61734, 333-105662, 333-107824 and 333-124725 on Form S-8 and the Post-Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-645950 on Form S-1 of our report relating to the financial statements and financial statement schedule of Rite Aid Corporation and subsidiaries dated April 28, 2006, (which report expressed an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation” effective March 2, 2003), and our report dated April 28, 2006 relating to management’s report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 4, 2006.

Deloitte & Touche LLP

Philadelphia, Pennsylvania
April 28, 2006